UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2022

PC Connection, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

730 Milford Road Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 603-683-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CNXN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2022, the stockholders of PC Connection, Inc. (the “Company”) approved an amendment to the Company’s 2020 Stock Incentive Plan (the “2020 Plan”), which increased the number of shares of common stock that may be issued under the 2020 Plan from 902,500 to 1,002,500 shares, representing an increase of 100,000 shares. The amendment to the 2020 Plan had previously been adopted by the Company’s Board of Directors (the “Board”), subject to stockholder approval.

The 2020 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash awards. All of the Company’s employees, officers, and directors, as well as consultants and advisors, are eligible to receive awards under the 2020 Plan.

In addition, on May 18, 2022, the Company’s stockholders also approved an amendment to the Company’s Amended and Restated 1997 Employee Stock Purchase Plan, as amended (the “1997 Plan” and, together with the 2020 Plan, the “Plans”), which increased the number of shares of common stock that may be issued under the 1997 Plan from 1,202,500 to 1,302,500 shares, representing an increase of 100,000 shares. The amendment to the 1997 Plan had previously been adopted by the Board, subject to stockholder approval. The 1997 Plan permits full and part-time employees of the Company and its subsidiaries to purchase shares of the Company’s common stock at a discounted price.

The foregoing brief descriptions of the Plans are qualified in their entirety by the text of the Plans. A description of the terms and conditions of the Plans was provided in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 22, 2022 under the headings “Proposal Three – Approval of Amendment to 2020 Stock Incentive Plan” and “Proposal Four – Approval of Amendment to the Amended and Restated 1997 Employee Stock Purchase Plan, as amended” and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. The following is a brief description and vote count of all items voted on at the Annual Meeting:

(1)	The election of six directors to serve until the 2023 Annual Meeting of Stockholders;
(2)	The approval, on an advisory basis, of the compensation the Company’s named executive officers;
(3)	The approval of an amendment to the 2020 Plan to increase the number of shares of common stock authorized for issuance under such plan from 902,500 to 1,002,500 shares;
(4)	The approval of an amendment to the 1997 Plan to increase the number of shares of common stock authorized for issuance under such plan from 1,202,500 to 1,302,500 shares; and
(5)	The ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

The proposals were approved by the following votes:

Proposal #1: To elect six directors to serve until the 2023 Annual Meeting of Stockholders

	For	Withheld	Broker Non-Vote
Election of Patricia Gallup	20,763,110	3,976,775	-
Election of David Beffa-Negrini	23,412,458	1,327,427	-
Election of Jay Bothwick	24,685,557	54,328	-
Election of Barbara Duckett	24,372,266	367,619	-
Election of Jack Ferguson	24,494,641	245,244	-
Election of Gary Kinyon	24,547,738	192,147	-

Proposal #2:	For	Against	Abstain	Broker Non-Vote
To approve, on an advisory basis, the compensation of the Company’s named executive officers	24,062,399	646,402	31,084	-

Proposal #3:	For	Against	Abstain	Broker Non-Vote
To approve an amendment to the Company’s 2020 Plan to increase the number of shares of common stock authorized for issuance under such plan from 902,500 to 1,002,500 shares.	24,580,878	142,530	16,477	-

Proposal #4:	For	Against	Abstain	Broker Non-Vote
To approve an amendment to the Company’s 1997 Plan to increase the number of shares of common stock authorized for issuance under such plan from 1,202,500 to 1,302,500 shares.	24,713,641	24,433	1,811	-

Proposal #5:	For	Against	Against	Broker Non-Vote
To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022	24,513,541	211,559	14,785	-

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

	99.1 (1)	Amended 2020 Stock Incentive Plan ((incorporated herein by reference to Appendix A to the Registrant’s proxy statement pursuant to Section 14(a), filed on April 22, 2022).

99.2 (2)

Amended and Restated 1997 Employee Stock Purchase Plan, as amended (incorporated herein by reference to Appendix B to the Registrant’s proxy statement pursuant to Section 14(a), filed on April 22, 2022).

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2022	PC CONNECTION, INC.

	By:	/s/ Thomas C. Baker
Thomas C. Baker
Senior Vice President, Chief Financial Officer & Treasurer